Exhibit 99.1

Micronet Enertec Reports Financial Results for the 4th Quarter and

Full Year Ended December 31, 2017

-	38% year-over-year annual revenue growth of the MRM business
-	4th quarter 2017 revenue for the MRM business was $6.5 million as compared to $1.3 million in the 4th quarter of 2016
-	Consolidated backlog of over $17 million represents 90% year-over-year growth
-	Increase of gross margins
-	Conference call scheduled for today, April 13 at 9:00 a.m. EDT

Montvale, NJ – April 13, 2018 -Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the aerospace and defense markets, today announced financial results for the three and twelve month periods ended December 31, 2017.

“We are pleased to report that the Company’s Micronet Ltd. subsidiary is delivering in line with our expectations and showed significant growth in several key performance metrics in 2017. Revenues grew by 38% in 2017 to $18.4 million as compared to 2016, with increasing gross margins. Revenue backlog nearly doubled to $17.4 million in 2017 as compared to 2016. Over the course of 2017, Micronet fortified its management team with industry experts, increased its sales force and has shown a continuous increase in sales orders while increasing and diversifying its products and offerings. We expect continued improvements in 2018,” stated David Lucatz, Chief Executive Officer of Micronet Enertec Technologies.

“We believe that if, and once, the proposed sale of our Enertec subsidiary occurs, it will fortify our balance sheet and enable us to invest and focus on growing our MRM business,” confirmed Mr. Lucatz. This potential transaction is in line with our roadmap to increase the value of our Company by focusing all our resources in the high-growth MRM space, where we believe Micronet has strong traction.”

As a result of the proposed sale of Enertec, and according to U.S. generally accepted accounting principles, or GAAP, Micronet Enertec’s profit and loss statements, balance sheets, cash flow statements, and the corresponding consolidated results only include the Company’s MRM business while Enertec’s aerospace and defense business is presented in the profit and loss statement under “discontinued operation” and “held for sales assets and liabilities” in the balance sheet.

Fourth Quarter 2017 Review

●	Total revenue increased to $6.4 million for the fourth quarter of 2017, as compared to $1.3 million in the fourth quarter of 2016.

●	Gross profit margin was 25%, as compared to gross loss margin of 67% in the fourth quarter of 2016.

●	Research and development (R&D) expense for the fourth quarter of 2017 was $0.50 million, or 8% of sales, as compared to $0.3 million, or 26% of sales, in the fourth quarter of 2016.

●	Selling, general and administrative (SG&A) expense $1.7 million, or 27% of sales, in the fourth quarter of 2017, as compared to $2.1 million, or 160% of sales, in the fourth quarter of 2016.

●	Net loss from continued operation for the fourth quarter of 2017 was $1 million, or a net loss of $0.10 per basic and diluted share from continued operation, as compared to a net loss from continued operation of $3.7 million, or net loss of $0.42 per basic and diluted share from continued operation, for the fourth quarter of 2016.

●	At December 31, 2017, the Company reported cash and restricted cash totaling $2.4 million and net working capital of $3 million.

Year End 2017 Review

●	Total revenue increased by 38% to $18.4 million in 2017, as compared to $13.3 million in 2016.

●	Consolidated Backlog was $17.4 million on December 31, 2017.

●	Gross profit margin increased to 23% in 2017 from 20% in 2016.

●	R&D expense in 2017 was down 3% as a percentage of sales, but increased on a dollar basis to $2.0 million, or 11% of sales, in 2017, from $1.8 million, or 14% of sales, in 2016.

●	SG&A expense declined 12% as a percentage of sales, but was relatively consistent on dollar basis with $6.0 million in 2017, as compared to $5.9 million in 2016.

●	Net loss from continued operation narrowed by 19% in 2017 to $5.1 million, or a loss of $0.70 per basic share from continued operation, as compared to a net loss of $6.3 million from continued operation, or a loss of $0.76 per basic and diluted share from continued operation in 2016.

●	Non-GAAP net loss from continued operation for 2017 was $4.3 million, or $0.60 per basic and diluted share, as compared to a $5.4 million, or $0.91 per basic and diluted share, Non-GAAP net loss from continued operation in 2016.

A reconciliation of GAAP to non-GAAP net loss from continued operation and loss per share from continued operation is provided in the table at the end of this press release.

Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. EDT to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2017. U.S. callers may dial: 1-888-668-9141. Callers from outside of the U.S. may access the call by dialing 972-3-918-0609. Please dial a few minutes before 9:00 a.m. Eastern Time.

A slide presentation accompanying management’s remarks can be accessed at www.micronet-enertec.com.

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at:

www.veidan-stream.com/micronetq4-2017.html

A telephone replay of the call will be available for two weeks at: 1-888-326-9310, outside of the U.S.: 972-3-925-5904.

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About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd, its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest. Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others. The Company’s products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, those statements regarding our expectation regarding the sale of our of aerospace and defense business, Enertec, that we believe the sale of Enertec will fortify our balance sheet and enable us to invest and focus on growing our MRM business and that we expect continued improvements in our revenues, gross margins and backlog in 2018. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 to be filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@micronet-enertec.com

Tables To Follow

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MICRONET ENERTEC TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,114	$539
Restricted cash	284	594
Marketable securities	-	2,978
Trade accounts receivable, net	5,183	3,059
Inventories	4,979	4,290
Other accounts receivable	1,092	306
Held for sale assets	11,656	14,881
Total current assets	25,308	26,647

Property and equipment, net	910	965
Intangible assets, net	1,494	2,294
Deferred tax assets	542	483
Long-term deposit	12	61
Goodwill	1,466	1,466
Total long-term assets	4,424	5,269

Total assets	$29,732	$31,916

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MICRONET ENERTEC TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2017	December 31, 2016
LIABILITIES AND EQUITY

Short-term bank credit and current portion of long-term bank loans	$1,582	$3,680
Short-term credit from others and current portion of long-term loans from others	2,207	2,446
Trade accounts payable	3,973	2,233
Other accounts payable	3,146	1,250
Held for sale liabilities	11,338	10,010
Total current liabilities	22,246	19,619

Long-term loans from banks	-	1,093
Long-term loan from others	1,379	188
Accrued severance pay, net	133	58
Total long-term liabilities	1,512	1,339

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 8,645,656 and 6,385,092 shares issued and outstanding as of December 31, 2017 and 2016, respectively	8	6
Additional paid in capital	10,881	8,748
Accumulated other comprehensive income	(363)	11
Retained loss	(10,147)	(1,990)
Micronet Enertec stockholders’ equity	379	6,775

Non-controlling interests	5,595	4,183

Total equity	5,974	10,958

Total Liabilities and equity	$29,732	$31,916

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MICRONET ENERTEC TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Share and Loss Per Share data)

	Year ended December 31,
	2017	2016

Revenues	$18,366	$13,284
Cost of revenues	14,094	10,657
Gross profit	4,272	2,627
Operating expenses:
Research and development	1,964	1,802
Selling and marketing	1,883	1,352
General and administrative	4,116	4,535
Amortization of intangible assets	978	926
Total operating expenses	8,941	8,615
Loss from operations	(4,669)	(5,988)

Finance expense, net	401	319
Loss before provision for income taxes	(5,070)	(6,307)
Taxes on income (benefit)	(10)	(45)
Net loss from continued operation	(5,060)	(6,262)
Net loss from discontinued operation	(4,901)	(1,251)
Total Net Loss	(9,961)	(7,513)
Net loss attributable to non-controlling interests	1,804	1,706
Net loss attributable to Micronet Enertec	$(8,157)	$(5,807)
Loss per share attributable to Micronet Enertec:
Basic and diluted loss per share from continued operation	$(0.70)	$(0.76)
Basic and diluted loss per share from discontinued operation	$(0.68)	$(0.21)
Weighted average common shares outstanding:
Basic and diluted	7,128,655	5,966,622

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Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America, or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

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The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to our acquisition of Beijer in June 2014.. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such changes do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Amortization of note discount - These expenses are non-cash and are related to amortization of discount of the note purchase agreements with YA II PN Ltd. Such expenses do not reflect our on-going operations.

●	Stock-based compensation -This is stock-based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

The following table reconciles, for the periods presented, GAAP net loss from continued operation to non-GAAP net loss from continued operation and GAAP loss per diluted share from continued operation to non-GAAP net income per diluted share from continued operation:

	Year ended December 31,
	(Dollars in thousands, other than share and per share amounts)
	2017	2016
GAAP net loss from continued operation	$(5,060)	$(6,262)
Amortization of acquired intangible assets	504	582
Stock-based compensation and shares issued to service providers	102	294
Amortization of note discount	158	(24)
Income tax-effect of above non-GAAP adjustments	(3)	(6)
Total Non-GAAP net loss from continued operation	$(4,299)	$(5,416)
Non-GAAP net loss per diluted share from continued operation	$(0.60)	$(0.91)
Shares used in per share calculations	7,128,655	5,966,622
GAAP basic and diluted loss per share from discontinued operation	$(0.68)	$(0.21)
GAAP basic and diluted loss per share from continued operation	$(0.70)	$(0.76)

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